As filed with the Securities and Exchange Commission on September 6, 2000.

                                                     Registration No.  333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        CORDIANT COMMUNICATIONS GROUP PLC
             (Exact name of Registrant as specified in its charter)

        England and Wales         121-141 Westbourne Terrace         Not Applicable
(Jurisdiction of Incorporation          London W2 6JR               (I.R.S. Employer
       or Organization)                United Kingdom              Identification No.)
                                    (Address of Principal
                                      Executive Offices)

            Lighthouse Global Network, Inc. 2000 Stock Incentive Plan Lighthouse Global Network, Inc. 1999 Stock Incentive Plan
                            (Full Title of the Plan)


                                 Michael Kopcsak
                               Gould & Wilkie LLP
                            One Chase Manhattan Plaza
                               New York, NY 10018
                                 (212) 820-0120
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Timothy B. Goodell, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036
                                 (212) 819-8200


                         CALCULATION OF REGISTRATION FEE

==================================== ================= ==================== =================== ====================
                                                        Proposed maximum     Proposed maximum
     Title of securities to be         Amount to be       offering price    aggregate offering        Amount of
            registered                   registered        per share(1)          price(1)          registration
                                                                                                     fee(1)(2)
------------------------------------ ----------------- -------------------- ------------------- --------------------
 Ordinary Shares, nominal value 50      6,818,503             $4.68           $31,919,117.17         $8,426.65
            pence each
==================================== ================= ==================== =================== ====================

(1) Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) on the basis of the average high and low sale prices per ordinary share on The New York Stock Exchange on August 30, 2000.

(2)   Filing fee submitted with this filing is $8,426.65

                                   ----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         There is hereby incorporated herein by reference the following: (i) the Annual Report on Form 20-F for the year ended December 31, 1999 of Cordiant Communications Group plc (the "Company" or the "Registrant"), (ii) the Registrant's Reports on Form 6-K filed with the Commission on February 9, 2000, March 7, 2000, April 11, 2000, July 5, 2000, July 7, 2000, August 15, 2000 and
August 24, 2000 and (iii) the description of the Company's ordinary shares contained in the Company's registration statement for such ordinary shares filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 310 of the Companies Act 1985 of Great Britain provides:

"(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company."

"(2) Except as provided by the following subsection, any such provision is void."

"(3)     This section does not prevent a company

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him

                  (i)      in  defending  any  proceedings   (whether  civil  or
                  criminal) in which judgment is given in his favour or he is acquitted, or

                  (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 of Great Britain provides:

"(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit."

"(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought."

"(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Article 156 of the Articles of Association of The Company provides:

         "Subject to the provisions of The Companies Act 1985, and every statutory modification or re-enactment thereof for the time being in force and every other Act or statutory instrument for the time being in force concerning limited companies and affecting the Company (including, without limitation, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985), every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the statutes described above."

         The Company maintains Directors' and Officers' liability insurance which provides for payments on behalf of the Directors and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as Directors or Officers of The Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number   Description of Documents

 4.1 Memorandum and Articles of Association of Cordiant Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130).

 4.3.1   Lighthouse Global Network, Inc. 1999 Stock Incentive Plan.

 4.3.2   Lighthouse Global Network, Inc. 2000 Stock Incentive Plan.

 5 Opinion of Macfarlanes regarding the legality of the Cordiant ordinary shares being issued.

23.1     Consent of KPMG.

24.1     Powers of Attorney of certain officers and directors of the Company.


Item 9.  Undertakings.

         The undersigned Registrant, Cordiant Communications Group plc, hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering; and

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Exchange Act and each filing of each Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 5th day of September, 2000.



                                                CORDIANT COMMUNICATIONS
                                                  GROUP PLC



                                                By: /S/ David Ham
                                                   -----------------------------
                                                   Name:   David Ham
                                                   Title:  Group Controller

                                  EXHIBIT INDEX

Exhibit No.

 4.1 Memorandum and Articles of Association of Cordiant Communications Group plc (incorporated herein by reference to Exhibit 2.1 to Form 20-F filed with the Securities and Exchange Commission on June 29, 1998 (Reg. No. 333-02130)).

 4.3.1            Lighthouse Global Network, Inc. 1999 Stock Incentive Plan.

 4.3.2            Lighthouse Global Network, Inc. 2000 Stock Incentive Plan.

  5 Opinion of Macfarlanes regarding the legality of the Cordiant ordinary shares being issued.

23.1              Consent of KPMG.

24.1 Powers of Attorney of certain officers and directors of the Company.